EXHIBIT 10.20

                              MANAGEMENT AGREEMENT


     THIS AGREEMENT made on the 8th day of September, 2006

Between

ENGlobal Engineering Inc. a Texas Corporation, having its principal offices at 654 N. Sam Houston Parkway E., Suite 400, Houston, Texas 77060 (hereinafter referred to as "the Managing Company") .

and

SchmArt Technologies Sdn Bhd, a company incorporated in Malaysia and having its principal office at 15th Floor, Menara Kemayan, Jalan Ampang 50450 Kuala Lumpur (hereinafter referred to as "Owner").


                                   WITNESSETH
WHEREAS:-

A. The Owner is engaged in the business of providing "low cost, high value" engineering and drafting services to customers in Malaysia and throughout the world (the "Business");

B. The Managing Company is experienced in providing engineering and drafting services to customers in the United States and throughout the world;

C. The Owner is desirous of retaining the services of the Managing Company as its technical operation manager of the Business and the Managing Company is desirous of performing such services in the manner and upon the terms and provisions hereinafter set forth;

D.   Owner's Representative is herein defined as Jenny Schmieder.


1.   COMMENCEMENT DATE AND VALIDITY


     Subject to the terms and conditions herein, the Managing Company shall assume the responsibility as the technical operations manager of the Business for a period of three (3) years commencing from the effective date, renewable for subsequent periods of one (1) year each, unless specifically cancelled by either Owner or Managing Company in writing 60 days prior to the renewal date. The date of execution of this Agreement shall be the effective date. This Agreement shall be automatically terminated in the event of the sale or transfer of the entire issued and paid up share capital of the Owner.

2.   SERVICES OF THE MANAGING COMPANY

2.1  The Managing Company is given discretionary power to:-

     i.   Supervise the technical performance of the Business;

     ii. Hiring of engineers and drafters for the technical performance of the Business;

     iii. Establishing work processes and procedures including quality control and assurance methods for executing all engineering and design work.

2.2 Save and except for the above, the Managing Company shall, subject to the supervision and approval of the board of directors of the Owner, use its reasonable efforts to operate and manage the technical operation of the Owner in accordance with the scope as herein stated.

     i. In exercise of its function and performing its duty under this clause 2.2, the Managing Company shall comply with directions, guidelines and policies provided by the Owner at all material times.

     ii. Managing Company shall take all reasonable steps to prevent and shall not cause any third party to cause to commit an act of breach of the terms and conditions herein or any act which is contrary to the directions, guidelines and/or policies issued by the Owner.

2.3 The board of directors of the Owner shall not unreasonably intervene in the actions of the Managing Company in managing the technical operation of the Owner as stated in clause 2.1 above.

2.4 The Managing Company shall at all times perform the services to be provided hereunder diligently and in a first class manner designed to protect and to promote the interests of the Owner in the profitable operation of the Business.

2.5 The scope of services provided in clause 2.1 above shall be further determined by mutual agreement by both Managing Company and Owner, including any future additions, deletions or modifications.

2.6 The Managing Company agrees that it shall at all time conduct the Business in a lawful manner and in full compliance with all applicable governmental laws, ordinances, rules and regulations. The Owner warrants that it is and it will at all times remain in compliance with all laws and ordinances relevant to this Agreement.

2.7 The parties will perform their respective obligations under this Agreement in good faith towards one another.

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

3.   EMPLOYEE

3.1 The Managing Company is hereby authorized to employ, through the Owner, and supervise employees and/or independent contractors as may be reasonably required in performing its services in clause 2.1 above.

3.2 The Managing Company shall not be allowed to dismiss such employees and/or independent contractors without consultations and approval of the Owner's Representative (which approval shall not be unreasonably withheld) to ensure that such dismissal is/are fully in compliance with the Malaysia industrial relation practice and laws.

3.3 The employee/s and/or independent contractor/s so employed shall be deemed to be the employee/s and/or independent contractor/s of the Owner.

3.4 MANAGING COMPANY SHALL INDEMNIFY, DEFEND, AND HOLD OWNER, ITS EMPLOYEES, AGENTS, OFFICERS, DIRECTORS, SHAREHOLDERS, SUBSIDIARIES AND AFFILIATES HARMLESS FROM AND AGAINST ANY AND ALL LOSSES, COSTS, EXPENSES, LIABILITIES, CLAIMS AND/OR DEMANDS WHATSOEVER TO WHICH SUCH PARTIES MAY BE SUBJECTED TO BY REASON OF ANY INJURY TO ANY PERSON OR DAMAGE TO ANY PROPERTY OR CONTRACTUAL CLAIM BY ANY THIRD PARTY RESULTING FROM ANY AND ALL ACTIONS (OR FAILURES TO ACT) OF MANAGING COMPANY UNDER THIS AGREEMENT, EXCEPT TO THE EXTENT CAUSED BY OWNER'S NEGLIGENCE AND/OR WILLFUL MISCONDUCT. THE PARTIES AGREE AND ACKNOWLEDGE THAT THIS INDEMNIFICATION CLAUSE COMPLIES WITH THE EXPRESS NEGLIGENCE RULE, IF APPLICABLE, AND IS CONSPICUOUS.

     OWNER SHALL INDEMNIFY, DEFEND AND HOLD MANAGING COMPANY, ITS EMPLOYEES, AGENTS, OFFICERS, DIRECTORS, SHAREHOLDERS, SUBSIDIARIES AND AFFILIATES HARMLESS FROM AND AGAINST ANY AND ALL LOSSES, COSTS, EXPENSES, LIABILITIES, CLAIMS AND/OR DEMANDS WHATSOEVER TO WHICH SUCH PARTIES MAY BE SUBJECTED TO BY REASON OF ANY INJURY TO ANY PERSON OR DAMAGE TO ANY PROPERTY OR CONTRACTUAL CLAIM BY ANY THIRD PARTY RESULTING FROM ANY AND ALL ACTIONS (OR FAILURES TO ACT) OF OWNER UNDER THIS AGREEMENT, EXCEPT TO THE EXTENT CAUSED BY MANAGING COMPANY'S NEGLIGENCE AND/OR WILLFUL MISCONDUCT. THE PARTIES AGREE AND ACKNOWLEDGE THAT THIS INDEMNIFICATION CLAUSE COMPLIES WITH THE EXPRESS NEGLIGENCE RULE, IF APPLICABLE, AND IS CONSPICUOUS.

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

4.   PURCHASE OF SUPPLIES & CONTRACTS FOR LABOR & MATERIAL

All purchases of the necessary supplies and contracts for labor and material for providing the services shall be made upon a competitive basis and charged to the Owner, although Managing Company shall be under no obligation to seek or accept the lowest bid. All invoices shall be paid by the Owner and all discounts shall accrue to the benefit of the Owner.

5.   FEE COLLECTION

5.1 The Managing Company shall be obligated to account to the Owner for all fees or other income derived from the Business.

5.2 Should it become necessary to seek legal action to collect any account owed to Owner, the Owner shall be responsible for taking such actions as may be necessary to recover such fees due. All expenses in connection with such legal recovery of debt proceedings shall be borne by the Owner. In the event the amount to be collected exceeds USD$50,000.00, no form of legal action shall be instituted and no settlement, compromise or adjustment of any matters involved herein shall be made without the prior written consent of Managing Company.

5.3 All monies collected by the Managing Company for the account of the Owner shall be promptly deposited with a bank or banks designated by the Owner.


6.   PAYMENT TO MANAGING COMPANY

6.1 During the term of this Agreement, the Managing Company shall receive as its payment fifty percent (50%) of all pre-taxed profits from the Business for both Owner's local Malaysian clients and Managing Company's clients whose work is performed in Owner's Malaysian office.

6.2 Pre-Tax profits are defined as net profit after deduction of all interest expense but before income taxes or payment to the Managing Company required under clause 6.1 above, as calculated using generally accepted accounting principles and the accrual method of accounting.

6.3 The Owner will present the calculation, along with all supporting detail, to the Managing Company on or before March 1st of each year for Owner's preceding accounting year ending December 31st. The Owner shall provide Managing Company with full and complete sets of Owner's books and records to verify the Owner's calculation. Should the Managing Company agree with the calculation, the Owner shall pay Managing Company its payment within ten (10) days of receiving notice that Managing Company agrees with the calculation. In the event that the Managing Company does not agree with the calculation, Managing Company shall notify the owner in writing before March 15th of Managing Company's disagreement.

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

6.4 In the event of disagreement concerning the calculation, the matter shall be submitted to mediation to be held within thirty days. In the event that the payment calculation can not be resolved through mediation, the matter shall be submitted to arbitration after thirty days and the payment shall either be increased or decreased in accordance with Arbitration decision.

6.5 In the event that Managing Company exercises its Option to Purchase under the Option to Purchase Share Agreement with the shareholders of the Owner, the Managing Company and the vendor, Yong Choy Lin shall share the Pre-Tax Profits for the Business for a period of three (3) years from the date of the execution of this Agreement under the terms stated hereinabove. The parties shall each bear their pro-rata share of the total combined United States and Malaysian tax burden associated with their portion of the pre-tax profits.


7.   MANAGEMENT OF RECORDS AND ACCOUNTS

7.1 The parties shall maintain an accounting system which is agreed upon by the parties including accurate books of account, records and reports of all matters pertaining to the Business in accordance with generally accepted accounting principles, which books and records shall be compiled employing standards and procedures in conformity with mandatory requirements of Malaysian law.

7.2 The parties shall be kept in close touch with the Business and shall be promptly furnished to such extent and in such form and detail as they may from time to time reasonably require with particulars of any matters concerned with and arising out of the Business.


8.   INSURANCE

8.1 The parties agree that the Owner shall procure and keep in force, at the Owner's expense, during the existence of this Agreement, comprehensive general liability insurance, to provide the following minimum coverage:-

     Bodily injury liability                        equivalent to $1,000,000 USD
     Professional liability insurance               equivalent to $5,000,000 USD
     Property Damage Liability                      equivalent to $1,000,000 USD
     Contractual liability:
                     Bodily Injury                  equivalent to $1,000,000 USD
                     Property Damage                equivalent to $1,000,000 USD

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

9.   TERMINATION

9.1 In this Agreement, termination 'with cause' shall mean any termination by either party, which is effected due to either:-

          i) the other party's failure to perform, breach, default, or non-compliance of any obligation after the date of its agreed execution and after reasonable notice of that failure, breach, default, or non-compliance has been given to the other party, and such failure, breach, default or non-compliance has not been rectified or remedied; or

          ii) the happening of a frustrating event that was not contemplated by the parties.

9.2 In this Agreement, termination `without cause' shall mean any termination by either party, which is effected after pre-requisite 30 day notice in writing is given, where the other party has done nothing to warrant such a termination.

9.3 In essence, if the Managing Company wants to terminate this Agreement 'without cause', then the Managing Company will have to pay the Owner compensation of $50,000.00 and vice versa.

9.4 Upon reasonable notice in writing, this Agreement may be terminated immediately `with cause' by either party, upon the occurrence of any one of the following events:-

          i) the filing by such other party of a voluntary petition in bankruptcy or insolvency, or a petition for reorganization or protection under any bankruptcy or insolvency law;

          ii) the consent by such other party to any involuntary petition in bankruptcy or insolvency; or

          iii) the making of an order or judgment by any competent court, on the application of a creditor, adjudicating such other party bankrupt or insolvent, or approving a petition seeking reorganization, or appointing a receiver, for all or a substantial part of such party's assets which order or judgment shall continue non-stayed and in effect for sixty (60) days.

9.5 In addition to clause 9.4, the Owner shall have the right to terminate this Agreement 'with cause' by reason of failure, breach, default, or non-compliance by the Managing Company with regard to any obligations contained in this Agreement, upon the failure by the Managing Company to remedy such a failure, breach, default or non-compliance within thirty (30) days of receipt of notice thereof from the Owner, unless the Managing Company has given a reasonable explanation as to its delay, after which the Owner shall extend the time period for an additional thirty (30) days or such longer period as may be agreed to by both parties. The Owner will be allowed to receive compensation of USD$50,000.00 for such failure, breach, default or non-compliance by the Managing Company.

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

9.6 In addition to clause 9.4, the Managing Company shall have the right to terminate this Agreement 'with cause' by reason of failure, breach, default, or non-compliance by the Owner with regard to any obligations contained in this Agreement, upon the failure by the Owner to remedy such a failure, breach, default or non-compliance within thirty (30) days of receipt of notice thereof from the Managing Company, unless the Owner has given a reasonable explanation as to its delay, after which the Managing Company shall extend the time period for an additional thirty (30) days or such longer period as may be agreed to by both parties. The Managing Company will be allowed to receive compensation of USD$50,000.00 for such failure, breach, default or non-compliance by the Owner.

9.7 In the event that the Managing Company fails to perform any obligation under this Agreement prior to termination, the Owner may fulfill the relevant obligation on behalf of the Managing Company and the Managing Company shall be liable to reimburse the Owner forthwith all sums expended by the Owner in relation to such failure.

9.8 In the event that the Owner fails to perform any obligation under the Agreement prior to termination, the Managing Company may fulfill the relevant obligation on behalf of the Owner, and the Owner shall be liable to reimburse the Managing Company forthwith all sums expended by the Managing Company in relation to such failure.

10.  NO PROPERTY INTEREST CREATED

Nothing contained in this Agreement shall be deemed to create or shall be construed as creating in Managing Company any property interest in the Business. The Managing Company shall have no authority to convey or otherwise transfer, pledge or encumber any property or asset of the Business of the Owner, except in the ordinary course of business.

11.  MANAGING COMPANY AS INDEPENDENT CONTRACTOR

Managing Company is an independent contractor and is not an employee of the Owner for any purpose. This Agreement is not intended to create, and shall not be construed as creating a partnership or joint venture between the parties. The duties and obligations of the Owner and Managing Company hereunder shall be several, and not joint or collective.

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

12.  NOTICE

All notices required or permitted to be given under this Agreement shall be in writing and may be delivered by personal delivery, by facsimile, by nationally recognized private courier, by PDF/email, or by postal mail. Notice delivered by mail shall be deemed given five business days after deposit in the postal States mail, postage prepared, registered or certified mail, return receipt requested. Notices delivered by personal delivery, by facsimile, or by nationally recognized private courier shall be deemed given on the first business day following receipt. However, a notice delivered by facsimile or PDF/email shall only be effective upon electronic confirmation of receipt. All notices shall be addressed as follows:-

If to Owner:

     SchmArt Technologies Sdn Bhd
     15th Floor, Menara Kemayan Jalan  Ampang
     Kuala Lumpur, Malaysia
     Fax Number:
     Email Address: richard@schmarttech.com

And if to the Managing Company at:

     ENGlobal Engineering, Inc.
     Attn: Michael L. Burrow
     654 N. Sam Houston Parkway E., Suite 400
     Houston, Texas 77060
     Fax Number: 00 1  409-840-2338
     Email Address: mike.burrow@englobal.com

13.  ASSIGNMENT

This Agreement shall be binding on and inure to the benefit of the successors and assigns of the parties hereto; provided, however, that this Agreement may not be assigned by Managing Company without the prior written consent of Owner or by Owner without prior written consent of Managing Company.

14.  MODIFICATION

This Agreement may not be modified unless such modification is in writing and signed by the parties to this Agreement.

15.  MISCELLANEOUS

(a)  CONFIDENTIALITY

Owner and Managing Company will each hold all confidential and proprietary information related to the performance of the services or this Agreement in strictest confidence and neither will use such information nor other information concerning either Owner or Managing Company for any purpose intended to result in economic gain, whether or not such undertaking might be competitively disadvantageous to Owner or Managing Company.

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

(b)  SEVERABILITY

If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the extent permitted by law.

(c)  COUNTERPART AND FAXES

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart. A signature transmitted by facsimile shall have the same force and effect as an original signature.

(d)  INTERPRETATION

The headings in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require. Each defined term identified herein with initial capital letters shall have the meaning ascribed to such term herein. Each party agrees that the language and all parts of this Agreement shall be construed as a whole according to its fair meaning, and irrespective of any party or its counsel's role in drafting this Agreement shall not be strictly construed for or against any party. The parties acknowledge that each has reviewed this Agreement and have had the opportunity to have it reviewed by its attorney and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement or any part thereof or attachment thereto.

(e)  GOVERNING LAW; ARBITRATION.

This Agreement shall be governed in all respects in conformity with the intent of the parties as expressed in the provisions of this Agreement. If in the process of interpreting or carrying out this Agreement, there should arise any disputes between the parties, the parties shall make good-faith efforts to resolve them through mutual friendly consultation. To the extent any issue between the parties is not controlled by this Agreement, then any dispute between the parties shall be governed and construed in accordance with the laws of the State of Texas, United States of America, without regard to its choice of law principles. UNLESS THIS AGREEMENT SPECIFICALLY PROVIDES FOR ANOTHER TYPE OF DISPUTE RESOLUTION WITH RESPECT TO A PARTICULAR KIND OF DISPUTE, ANY AND ALL CONTROVERSIES AND CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH THEREOF, SHALL BE SETTLED BY FINAL AND BINDING ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION THEN IN EFFECT. Any such arbitration proceedings shall be and remain confidential. The panel of arbitrators for any such arbitration shall consist of three members of the American Arbitration Association.

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


OWNER
SCHMART TECHNOLOGIES, SDN BHD
The Common Seal of                          )
SchmArt Technologies Sdn Bhd                )
(Company No 655264-W) was affixed here      )
in the presence of:                         )




---------------------------                          ---------------------------
, Director                                           Director / Secretary



MANAGING COMPANY
ENGLOBAL ENGINEERING, INC.



---------------------------------------
Michael L. Burrow, Chairman of the Board





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